Exhibit 99.2

Jaguar Health to Host Investor Call October 3rd at 8 a.m. Eastern to Provide Updates Regarding Development of Mytesi for the Potential Follow-on Indication of Cancer Therapy-Related Diarrhea

San Francisco, CA (September 24, 2019): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”) today announced that Company management will host a conference call on Thursday, October 3rd, 2019 at 8 a.m. Eastern Time to provide updates regarding development of Mytesi® (crofelemer) for the potential follow-on indication of cancer therapy-related diarrhea (CTD). Mytesi is Jaguar’s FDA-approved drug product indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART).

Updates and commentary will be provided during the call regarding:

•            The interim analysis for the third-party, investigator-initiated Phase 2 HALT-D study of crofelemer in breast cancer patients. The study is sponsored by Georgetown University and funded by Genentech, a member of the Roche Group.

•            The Company’s interactions with the U.S. Food and Drug Administration (FDA) with regard to development of the Phase 3 protocol for the potential CTD crofelemer follow-on indication.

•            Additional data from the preclinical pharmacological study to evaluate the effects of crofelemer on diarrhea induced in healthy dogs by a maximally tolerated dose of a select tyrosine kinase inhibitor (TKI).

•            The September 20, 2019 announcement by FDA that it has set packaging limits for anti-diarrhea medicine loperamide (Imodium®), which acts on opiod receptors, to encourage safe use.

Additionally, a key opinion leader member of the Scientific Advisory Board of Napo Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary, will participate on the call to discuss the unmet medical need in patients on cancer therapy suffering from diarrhea, and the potential benefits that a novel antidiarrheal like crofelemer may hold for safely and effectively treating secretory diarrhea in patients receiving targeted cancer therapy with or without cycle chemotherapy.

Dial-In Instructions for Conference Call

When: October 3, 2019 at 8 a.m. Eastern Time

Dial-in (US Toll Free): 888-394-8218

Dial-in (International): 323-701-0225

Conference ID number: 5256435

Live webcast on the investor relations section of Jaguar’s website (click here)

Replay Instructions

Dial-in (US Toll Free): 844-512-2921

Dial-in (International): 412-317-6671

Replay Pin Number: 5256435

Replay of the webcast on the investor relations section of Jaguar’s website (click here)

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that Jaguar will host a conference call on October 3, 2019, the development of a potential CTD follow-on indication for crofelemer, and the potential benefits that a novel antidiarrheal like crofelemer may hold for safely and effectively treating secretory diarrhea in patients receiving targeted cancer therapy with or without cycle chemotherapy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX